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                                                                Exhibit 23

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated February 19, 1999 (except for Note 17, as to which the date is March 16, 1999) accompanying the financial statements and schedules of Riddell Sports, Inc. contained in Amendment No. 2 to the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in Amendment No. 2 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                          /s/ Grant Thornton, LLP

                                             GRANT THORNTON, LLP

Chicago, Illinois
February 1, 2000